Part II	Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CVS Corporation, (the “Company”) on Form 10-Q for the period ended March 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas M. Ryan, Chairman of the Board, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of CVS Corporation.

May 12, 2003	/s/ THOMAS M. RYAN
Thomas M. Ryan Chairman of the Board, President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to CVS Corporation and will be retained by CVS Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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